FOR IMMEDIATE RELEASE

Contact:	FGS Global
212-687-8080 (U.S.)
VectorGroupIR@fgsglobal.com
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS
Montego becomes the largest U.S. discount brand

Third Quarter 2023 Highlights:
•Consolidated revenues of $364.1 million, down 3.7% or $13.9 million compared to the prior year period.
•Tobacco segment wholesale market share declined to 5.3% from 5.7% in the prior year period and retail market share increased to 5.9% from 5.7% in the prior year period.
•Montego wholesale market share increased to 3.5% from 2.8% in the prior year period and retail market share increased to 3.8% from 2.8% in the prior year period.
•Operating income of $90.5 million, up 7.9% or $6.6 million compared to the prior year period.
•Tobacco segment operating income of $94.8 million, up 7.6% or $6.7 million compared to the prior year period.
•Adjusted EBITDA of $94.9 million, up 8.8% or $7.7 million compared to the prior year period.
•Tobacco Adjusted EBITDA of $96.3 million, up 7.4% or $6.7 million compared to the prior year period.
Year-to-date 2023 Highlights:
•Consolidated revenues of $1.06 billion, down 1.2% or $13.3 million compared to the prior year period.
•Tobacco segment revenues of $1.06 billion, up 0.2% or $2.6 million compared to the prior year period.
•Tobacco segment wholesale and retail market share increased to 5.5% and 5.8% from 5.4% and 5.4%, respectively, in the prior year period.
•Montego wholesale market share increased to 3.4% from 2.4% in the prior year period and retail market share increased to 3.6% from 2.4% in the prior year period.
•Operating income of $236.4 million, down 5.3% or $13.3 million compared to the prior year period.
•Tobacco segment operating income of $248.5 million, down 2.2% or $5.5 million compared to the prior year period.

•Adjusted EBITDA of $267.1 million, up 2.9% or $7.6 million compared to the prior year period.
•Tobacco Adjusted EBITDA of $271.0 million, up 5.6% or $14.4 million compared to the prior year period.
LTM September 30, 2023 Market Share Highlights:
•Tobacco segment wholesale and retail market share increased to 5.5% and 5.8% from 5.1% and 5.2%, respectively, in the last twelve months ended September 30, 2022.
•Montego wholesale and retail market share increased to 3.3% and 3.5% from 2.0% and 2.0%, respectively, in the last twelve months ended September 30, 2022.
MIAMI, FL, November 1, 2023 - Vector Group Ltd. (NYSE: VGR) today announced financial results for the three and nine months ended September 30, 2023.

“We are proud that Montego grew to be the largest discount brand in the United States in the third quarter of 2023, demonstrating the strength of our strategy and the skillful execution by Liggett to offer the best value proposition in the U.S. cigarette industry,” said Howard M. Lorber, President and Chief Executive Officer of Vector Group Ltd. “As Liggett continues to outperform the market, we remain focused on optimizing long-term profit and driving value for stockholders by effectively managing its volume, pricing, and market share.”
GAAP Financial Results
Three months ended September 30, 2023 and 2022. Third quarter 2023 revenues were $364.1 million, compared to $378.0 million in the third quarter of 2022. The Company recorded operating income of $90.5 million in the third quarter of 2023, compared to $83.9 million in the third quarter of 2022. Net income for the third quarter of 2023 was $52.7 million, or $0.33 per diluted common share, compared to $38.9 million, or $0.25 per diluted common share, in the third quarter of 2022.
Nine months ended September 30, 2023 and 2022. For the nine months ended September 30, 2023, revenues were $1.06 billion, compared to $1.08 billion for the nine months ended September 30, 2022. The Company recorded operating income of $236.4 million for the nine months ended September 30, 2023, compared to $249.7 million for the nine months ended September 30, 2022. Net income for the nine months ended September 30, 2023 was $125.5 million, or $0.80 per diluted common share, compared to $110.6 million, or $0.70 per diluted common share, for the nine months ended September 30, 2022.
Non-GAAP Financial Measures
Three months ended September 30, 2023 compared to the three months ended September 30, 2022
Adjusted EBITDA (as described in Table 2 attached hereto) were $94.9 million for the third quarter of 2023, compared to $87.3 million for the third quarter of 2022.
Adjusted Net Income (as described in Table 3 attached hereto) was $52.0 million, or $0.33 per diluted share, for the third quarter of 2023, compared to $37.6 million, or $0.24 per diluted share, for the third quarter of 2022.
Adjusted Operating Income (as described in Table 4 attached hereto) was $90.5 million for the third quarter of 2023, compared to $83.9 million for the third quarter of 2022.
Nine months ended September 30, 2023 compared to the nine months ended September 30, 2022
Adjusted EBITDA (as described in Table 2 attached hereto) were $267.1 million for the nine months ended September 30, 2023, compared to $259.5 million for the nine months ended September 30, 2022.
Adjusted Net Income (as described in Table 3 attached hereto) was $136.8 million, or $0.87 per diluted share, for the nine months ended September 30, 2023, compared to $104.4 million, or $0.66 per diluted share, for the nine months ended September 30, 2022.
Adjusted Operating Income (as described in Table 4 attached hereto) was $254.5 million for the nine months ended September 30, 2023, compared to $247.8 million for the nine months ended September 30, 2022.

Consolidated Balance Sheet
Vector Group maintained significant liquidity at September 30, 2023 with cash and cash equivalents of $436.5 million, including $208.0 million of cash from the Tobacco segment, investment securities of $128.7 million and long-term investments of $45.7 million.
Vector Group continued its longstanding history of paying a quarterly cash dividend in the third quarter of 2023. For the nine months ended September 30, 2023, Vector Group returned a total of $95.3 million to stockholders at a quarterly rate of $0.20 per common share.
Tobacco Segment Financial Results
For the third quarter of 2023, the Tobacco segment had revenues of $364.1 million, compared to $378.0 million for the third quarter of 2022. For the nine months ended September 30, 2023, the Tobacco segment had revenues of $1.06 billion, compared to $1.06 billion for the nine months ended September 30, 2022.
Operating Income from the Tobacco segment was $94.8 million and $248.5 million for the three and for the nine months ended September 30, 2023, respectively, compared to $88.1 million and $254.1 million for the three and nine months ended September 30, 2022, respectively.
Non-GAAP Financial Measures
Tobacco Adjusted Operating Income (as described in Table 5 attached hereto) for the third quarter of 2023 was $94.8 million compared to $88.1 million for the third quarter of 2022. Tobacco Adjusted Operating Income for the nine months ended September 30, 2023 was $266.6 million, compared to $252.1 million for the nine months ended September 30, 2022.
Operational Metrics
For the third quarter of 2023, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.45 billion units, compared to 2.75 billion units for the third quarter of 2022. For the nine months ended September 30, 2023, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 7.32 billion units, compared to 7.79 billion units for the nine months ended September 30, 2022.
According to data from Management Science Associates, Inc., for the third quarter of 2023, the Tobacco segment’s wholesale market share declined to 5.3%, from 5.7% for the third quarter of 2022. For the nine months ended September 30, 2023, the Tobacco segment’s wholesale market share increased to 5.5%, from 5.4% for the nine months ended September 30, 2022. For the last twelve months ended September 30, 2023, the Tobacco segment’s wholesale market share increased to 5.5%, from 5.1% for the twelve months ended September 30, 2022. For the third quarter of 2023, Montego’s wholesale market share increased to 3.5%, from 2.8% for the third quarter of 2022. For the nine months ended September 30, 2023, Montego’s wholesale market share increased to 3.4%, from 2.4% for the nine months ended September 30, 2022. For the twelve months ended September 30, 2023, Montego’s wholesale market share increased to 3.3%, from 2.0% for the twelve months ended September 30, 2022. The Tobacco segment’s wholesale shipments in the third quarter of 2023 declined by 10.6% compared to the third quarter of 2022, while the overall industry’s wholesale shipments declined by 5.3%. The Tobacco segment’s wholesale shipments for the nine months ended September 30, 2023 declined by 5.8% compared to the nine months ended September 30, 2022, while the overall industry’s wholesale shipments declined by 6.8%. The Tobacco segment’s wholesale shipments for the last twelve months ended September 30, 2023 declined by 1.1% compared to the last twelve months ended September 30, 2022, while the overall industry’s wholesale shipments declined by 7.4%.
According to data from Management Science Associates, Inc., for the third quarter of 2023, the Tobacco segment’s retail market share increased to 5.9%, from 5.7% for the third quarter of 2022. For the nine months ended September 30, 2023, the Tobacco segment’s retail market share increased to 5.8%, from 5.4% for the nine months ended September 30, 2022. For the last twelve months ended September 30, 2023, the Tobacco segment’s retail market share increased to 5.8%, from 5.2% for the twelve months ended September 30, 2022. For the third quarter of 2023, Montego’s retail market share increased to 3.8%, from 2.8% for the third quarter of 2022. For the nine months ended September 30, 2023, Montego’s retail market share increased to 3.6%, from 2.4% for the nine months ended September 30, 2022. For the twelve months ended September 30, 2023, Montego’s retail market share increased to 3.5%, from 2.0% for the twelve months ended September 30, 2022. The Tobacco segment’s retail shipments in the third quarter of 2023 declined by 4.7% compared to the third quarter of 2022, while the overall industry’s retail shipments declined by 8.8%. The Tobacco segment’s retail shipments for the nine months ended September 30, 2023 declined by 1.8% compared to the nine months ended September 30, 2022, while the overall industry’s retail shipments declined by 8.2%. The Tobacco segment’s retail shipments for the last twelve months ended September 30, 2023 increased by 2.8% compared to the last twelve months ended September 30, 2022, while the overall industry’s wholesale shipments declined by 8.5%.

Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income, Tobacco Adjusted Operating Income and Tobacco Adjusted EBITDA (the “Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhance an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.
Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management does and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies.
Reconciliations of Non-GAAP Financial Measures to the comparable GAAP financial results for the three and nine months ended September 30, 2023 and 2022 are included in Tables 2 through 5.
Conference Call to Discuss Third Quarter 2023 Results
As previously announced, the Company will host a conference call and webcast on Thursday, November 2, 2023 at 8:30 AM (ET) to discuss its quarterly period and nine months results. Investors may access the call via live webcast at https://www.webcaster4.com/Webcast/Page/2271/49284. Please join the webcast at least ten minutes prior to the start time.

A replay of the call will be available shortly after the call ends on November 2, 2023 through November 16, 2023 at https://www.webcaster4.com/Webcast/Page/2271/49284.
About Vector Group Ltd.
Vector Group is a holding company for Liggett Group LLC, Vector Tobacco LLC, and New Valley LLC. Additional information concerning the Company is available on the Company’s website, www.VectorGroupLtd.com.
Investors and others should note that we may post information about the Company or its subsidiaries on our website at www.VectorGroupLtd.com and/or at the websites of those subsidiaries or, if applicable, on their accounts on LinkedIn, Twitter or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in the Company to review the information we post on our website at www.VectorGroupLtd.com, on the websites of our subsidiaries and on their social media accounts.
Forward-Looking and Cautionary Statements
This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this document are forward-looking. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue,” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.
Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our 2022 Annual Report on Form 10-K and, when filed, in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues:
Tobacco*	$364,111	$377,995	$1,063,918	$1,061,355
Real estate	—	—	—	15,884
Total revenues	364,111	377,995	1,063,918	1,077,239

Expenses:
Cost of sales:
Tobacco*	245,680	267,023	726,950	743,749
Real estate	—	—	—	7,327
Total cost of sales	245,680	267,023	726,950	751,076

Operating, selling, administrative and general expenses	27,512	27,040	81,734	76,265
Litigation settlement and judgment expense	414	31	18,789	160
Operating income	90,505	83,901	236,445	249,738

Other income (expenses):
Interest expense	(27,256)	(27,598)	(81,854)	(83,420)
Gain (loss) on extinguishment of debt	—	412	(181)	412
Equity in losses from investments	(941)	(619)	(141)	(5,172)
Equity in earnings (losses) from real estate ventures	3,739	(1,903)	4,800	(4,240)
Other, net	7,107	(804)	15,518	(5,043)
Income before provision for income taxes	73,154	53,389	174,587	152,275
Income tax expense	20,455	14,533	49,058	41,724

Net income	$52,699	$38,856	$125,529	$110,551

Per basic common share:

Net income applicable to common shares	$0.33	$0.25	$0.80	$0.70

Per diluted common share:

Net income applicable to common shares	$0.33	$0.25	$0.80	$0.70
* Revenues and cost of sales include federal excise taxes of $122,943, $138,041, $367,511 and $392,004 for the three and nine months ended September 30, 2023 and 2022, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended		Nine Months Ended
	September 30,	December 31,	September 30,		September 30,
	2023	2022	2023	2022	2023	2022

Net income	$173,679	$158,701	$52,699	$38,856	$125,529	$110,551
Interest expense	109,099	110,665	27,256	27,598	81,854	83,420
Income tax expense	69,195	61,861	20,455	14,533	49,058	41,724
Depreciation and amortization	6,973	7,218	1,762	1,787	5,185	5,430
EBITDA	$358,946	$338,445	$102,172	$82,774	$261,626	$241,125
Equity in (earnings) losses from investments (a)	(36)	4,995	941	619	141	5,172
Equity in (earnings) losses from real estate ventures (b)	(3,094)	5,946	(3,739)	1,903	(4,800)	4,240
Loss (gain) on extinguishment of debt	181	(412)	—	(412)	181	(412)
Stock-based compensation expense (c)	8,997	7,848	2,674	1,558	7,424	6,275
Litigation settlement and judgment expense (d)	18,868	239	414	31	18,789	160
Impact of MSA settlement (e)	(734)	(2,123)	(423)	—	(734)	(2,123)
Other, net	(23,307)	(2,746)	(7,107)	804	(15,518)	5,043
Adjusted EBITDA	$359,821	$352,192	$94,932	$87,277	$267,109	$259,480

Adjusted EBITDA by Segment
Tobacco	$365,490	$351,131	$96,301	$89,632	$270,950	$256,591
Real Estate	471	8,082	84	(3)	294	7,905
Corporate and Other	(6,140)	(7,021)	(1,453)	(2,352)	(4,135)	(5,016)
Total	$359,821	$352,192	$94,932	$87,277	$267,109	$259,480

a.Represents equity in (earnings) losses recognized from investments that the Company accounts for under the equity method.
b.Represents equity in (earnings) losses recognized from the Company’s investment in certain real estate ventures that are accounted for under the equity method and are not consolidated in the Company’s financial results.
c.Represents amortization of stock-based compensation.
d.Represents accruals for litigation in the Tobacco segment.
e.Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Net income	$52,699	$38,856	$125,529	$110,551

(Gain) loss on extinguishment of debt	—	(412)	181	(412)
Litigation settlement and judgment expense (a)	414	31	18,789	160
Impact of MSA settlement (b)	(423)	—	(734)	(2,123)
Impact of net interest expense capitalized to real estate ventures	(930)	(1,081)	(3,043)	(3,092)
Expense related to Tax Disaffiliation indemnification (c)	—	28	—	581
Adjustment for derivative associated with guarantee	—	(182)	—	(2,646)
Total adjustments	(939)	(1,616)	15,193	(7,532)

Tax expense (benefit) related to adjustments	243	377	(3,921)	1,411

Adjusted Net Income	$52,003	$37,617	$136,801	$104,430

Per diluted common share:

Adjusted Net Income applicable to common shares	$0.33	$0.24	$0.87	$0.66

a.Represents accruals for litigation in the Tobacco segment.
b.Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.
c.Represents amounts accrued under the Company’s Tax Disaffiliation Agreement related to certain tax liabilities of Douglas Elliman Inc. prior to its distribution on December 29, 2021.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended		Nine Months Ended
	September 30,	December 31,	September 30,		September 30,
	2023	2022	2023	2022	2023	2022

Operating income	$325,717	$339,010	$90,505	$83,901	$236,445	$249,738

Litigation settlement and judgment expense (a)	18,868	239	414	31	18,789	160
Impact of MSA settlement (b)	(734)	(2,123)	(423)	—	(734)	(2,123)
Total adjustments	18,134	(1,884)	(9)	31	18,055	(1,963)

Adjusted Operating Income	$343,851	$337,126	$90,496	$83,932	$254,500	$247,775

a.Represents accruals for litigation in the Tobacco segment.
b.Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended		Nine Months Ended
	September 30,	December 31,	September 30,		September 30,
	2023	2022	2023	2022	2023	2022

Tobacco Adjusted Operating Income:
Operating income from Tobacco segment	$341,508	$347,044	$94,821	$88,107	$248,542	$254,078

Litigation settlement and judgment expense (a)	18,868	239	414	31	18,789	160
Impact of MSA settlement (b)	(734)	(2,123)	(423)	—	(734)	(2,123)
Total adjustments	18,134	(1,884)	(9)	31	18,055	(1,963)

Tobacco Adjusted Operating Income	$359,642	$345,160	$94,812	$88,138	$266,597	$252,115

	LTM	Year Ended	Three Months Ended		Nine Months Ended
	September 30,	December 31,	September 30,		September 30,
	2023	2022	2023	2022	2023	2022

Tobacco Adjusted EBITDA:
Operating income from Tobacco segment	$341,508	$347,044	$94,821	$88,107	$248,542	$254,078

Litigation settlement and judgment expense (a)	18,868	239	414	31	18,789	160
Impact of MSA settlement (b)	(734)	(2,123)	(423)	—	(734)	(2,123)
Total adjustments	18,134	(1,884)	(9)	31	18,055	(1,963)

Tobacco Adjusted Operating Income	359,642	345,160	94,812	88,138	266,597	252,115

Depreciation and amortization	5,718	5,901	1,447	1,474	4,243	4,426
Stock-based compensation expense	130	70	42	20	110	50
Total adjustments	5,848	5,971	1,489	1,494	4,353	4,476

Tobacco Adjusted EBITDA	$365,490	$351,131	$96,301	$89,632	$270,950	$256,591

a.    Represents accruals for litigation in the Tobacco segment.
b.     Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended		Nine Months Ended
	September 30,	December 31,	September 30,		September 30,
	2023	2022	2023	2022	2023	2022
Revenues:
Tobacco (a)	$1,427,688	$1,425,125	$364,111	$377,995	$1,063,918	$1,061,355
Real estate	—	15,884	—	—	—	15,884
Total revenues	$1,427,688	$1,441,009	$364,111	$377,995	$1,063,918	$1,077,239

a.Tobacco segment revenues include federal excise taxes of $496,267 for the last twelve months ended September 30, 2023, $520,760 for the year ended December 31, 2022, and $122,943, $138,041, $367,511, and $392,004 for the three months ended September 30, 2023 and 2022 and the nine months ended September 30, 2023 and 2022, respectively.